SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):   June 17, 2004

                           CRESENT COMMUNICATIONS INC.
              (Exact name of registrant as specified in its charter)

               NEVADA                    0-22711             87-05065948
   (State or other jurisdiction     (Commission File        (IRS Employer
         or incorporation)               Number)          Identification No.)

                        701 North Post Oak Rd., Suite 630
                              Houston, Texas 77024
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code  713-682-7400


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Item 2.   Acquisition or Disposition of Assets

     Effective June 17, 2004, we entered into an Asset Purchase Agreement with DFW Internet Services, Inc., a Texas corporation and a wholly-owned subsidiary of MobilePro Corporation for the sale of certain assets related to our connectivity services including wireless, digital subscriber line and traditional communication technologies to business and residential customers. Under the terms of this Agreement, the Company will receive a total of $1,150,000 of which $900,000 was paid in cash and $250,000 to be paid under a one-year promissory note. Additionally, the Company will receive a total of 85% of its accounts receivable associated with services provided to its customers
through June 17, 2004.   Further, the parties entered into a one-year sublease
for the Company's leased space at 701 N. Post Oak Road, Suite 630, Houston, Texas, for rental rate of $3,000 per month.

     The terms and conditions of the transactions were the result of arms-length negotiations by the parties. We received a fairness opinion from an independent third party that the asset sale was fair and equitable to us.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibit 2.1-Asset Purchase Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CRESCENT COMMUNICATIONS, INC.


                                   By:  /s/Manfred Sternberg
                                        -------------------------------------
                                        Manfred Sternberg
                                        Chief Executive Officer and
                                        Chief Financial Officer


Dated:  June 25, 2004


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